Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The Board of Directors
Synergy Resources Corporation
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-186726, 333-188364, 333-201732, and 333-206876) and on Form S-8 (File Nos. 333-191684 and 333-208589) of Synergy Resources Corporation and subsidiaries (the “Company”) of our report relating to the Company’s proven oil and gas reserves which was filed as Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “10-K”), and information derived from our report included in the 10-K.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
February 23, 2017

Denver, Colorado